UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2019

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
5.875% Senior Notes due 2046	OPINI	The Nasdaq Stock Market LLC

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Office Properties Income Trust.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2019, our Board of Trustees, or our Board, elected Matthew C. Brown as our Chief Financial Officer and Treasurer effective June 1, 2019. Mr. Brown, age 37, has held various positions with our manager, The RMR Group LLC, or RMR LLC, since October 2007, and currently serves as Vice President, Accounting of RMR LLC, responsible for the day to day oversight of the accounting and finance support functions of RMR LLC and its various affiliates. Prior to joining RMR LLC, Mr. Brown practiced public accounting for Wolf & Company, P.C., a public accounting firm headquartered in Boston, Massachusetts. Mr. Brown is a certified public accountant.

Mr. Brown has advised us that he has no arrangement or understanding with any other person pursuant to which he was elected as an officer, and Mr. Brown has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Brown does not have a family relationship with any member of our Board or any of our executive officers.

Effective June 1, 2019, Mr. Brown will serve as a Senior Vice President of RMR LLC and his cash compensation will be paid by RMR LLC. Mr. Brown will be eligible to receive share awards from us in amounts to be determined in the discretion of the Compensation Committee of our Board. In addition, Mr. Brown receives equity compensation from certain companies for which RMR LLC provides management services.

Also on May 2, 2019, prior to our Board electing Mr. Brown as our Chief Financial Officer and Treasurer, Jeffrey C. Leer resigned as our Chief Financial Officer and Treasurer effective May 31, 2019. Mr. Leer resigned in order to serve as Executive Vice President, Chief Financial Officer and Treasurer of Five Star Senior Living Inc., or Five Star, effective June 1, 2019. RMR LLC also provides management services to Five Star, which is a publicly traded operator of senior living communities.

We have relationships and historical and continuing transactions with RMR LLC, The RMR Group Inc., or RMR Inc., and others related to them. For example: we have no employees and the personnel and various services we require to operate our business are provided to us by RMR LLC pursuant to our management agreements with RMR LLC; RMR Inc. is the managing member of RMR LLC; Adam D. Portnoy, one of our Managing Trustees, is the sole trustee, an officer and controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc.; and we own shares of class A common stock of RMR Inc. Mr.  Portnoy is a managing director, president and chief executive officer of RMR Inc. and an officer of RMR LLC. We also have relationships and historical and continuing transactions with other companies to which RMR LLC or its subsidiaries provide management services and which may have trustees, directors and officers who are also trustees, directors or officers of us, RMR LLC or RMR Inc.

For further information about these and other such relationships and related person transactions, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, or our Quarterly Report, our Annual Report on Form 10-K for the year ended December 31, 2018, or our Annual Report, our definitive Proxy Statement for our 2019 Annual Meeting of Shareholders, or our Proxy Statement, and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 10 and 11 to our condensed consolidated financial statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Quarterly Report, Notes 1, 6, 7 and 12 to our consolidated financial statements included in our Annual Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers included in our Proxy Statement. In addition, see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other related person transactions and relationships. Our filings with the SEC and copies of certain of our agreements with these related persons, including our business and property management agreements with RMR LLC, are available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	President and Chief Executive Officer

Date: May 6, 2019